WAY STATION, INC. SALE AND STOCK PURCHASE AGREEMENT (NOVEMBER 2000)
       -------------------------------------------------------------------

     THIS AGREEMENT, is made and entered into as of the 3rd day of November, 2000 by, between and among RIGHT MANAGEMENT CONSULTANTS, INC., a Pennsylvania
(USA) corporation or its designee ("Buyer"), WAY STATION, INC., a corporation formed under the laws of Japan ("Corporation"), and KEIICHI IWAO, AKIFUMI HAYASHI and MOTOHIKO UEZUMI ("Principal Shareholders").

                                   BACKGROUND
                                   ----------

     The Principal Shareholders own sixty-three and 20/100 percent (63.2%) of the issued and outstanding capital stock ("Stock") of Corporation. Buyer owns twenty percent (20%) of the Stock. The ownership of the issued capital stock is as set forth on Schedule A hereto.

     Corporation is engaged in the business of providing outplacement, human resource, organization consulting, and related services principally in Tokyo, Osaka and other cities in Japan (the "Business"). The Corporation and Buyer are parties to a Correspondent Agreement represented by a letter agreement dated March 9, 1999, as amended on June 24, 1999 ("Correspondent Agreement") and together with the Principal Shareholders, a Way Station, Inc. Shareholders Agreement dated June 24, 1999 ("Shareholders Agreement").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Purchase and Sale of the Stock.
        ------------------------------

          At the Closing, the Principal Shareholders shall sell to Buyer, and Buyer shall purchase from the Principal Shareholders an aggregate of 695 shares of the Stock, representing thirty-one and 60/100 percent (31.6%) of the Stock, free and clear of all claims, liens, encumbrances, restrictions and security interests of any kind whatsoever. The number of shares of the Stock to be sold by each Seller, and shares remaining after the sale, are as set forth on Schedule B attached hereto and made a part hereof. In addition, Buyer will receive from Corporation warrants and options sufficient to maintain its 51% equity interest in the Corporation. The terms of the warrants will be the same as those of the Corporation's options and warrants to be allocated to other parties and will become exercisable contemporaneously with the exercise of the Corporation's existing warrants and options by the warrant and option holders.

     2. Purchase Price.
        --------------

          Buyer shall pay a purchase price to each Principal Shareholder for the Stock being purchased by it from each Principal Shareholder of (Y)1,500,000 per share. Two-thirds of the purchase price will be paid by Buyer by wire transfer of the funds within five (5) business days of the execution of this agreement by all the parties hereto. The balance of the purchase price shall be paid by Buyer by wire transfer of the funds on the Closing Date.

     3. Closing; Effective Date.
        -----------------------

          The Closing will take place on January 5, 2001 (the "Closing Date"), at the offices of the Corporation, or at such other date, time or place as the parties shall mutually agree. The Effective Date of the Closing will be January 1, 2001.

     4. Employment Arrangements.
        -----------------------

          Effective January 5, 2001, the Corporation shall continue the employment of Akifumi Hayashi and Motohiko Uezumi, individually and independently, on the terms and conditions of their existing employment with Corporation, with the continuation of restrictive covenants following employment; provided, however, Motohiko Uezumi shall resign as a Representative Director and shall continue to serve as an Executive Director; and further provided, however, that this agreement shall not interfere with the salary reductions agreed to in October and which will be implemented in December 2000. Effective January 5, 2001, Keiichi Iwao shall cease full time employment with the Corporation and continue affiliation with the Corporation as a non-executive director. The terms applicable to Mr. Iwao's consulting arrangements are set forth in Schedule C hereto.

     5. Non-Compete Agreements.
        ----------------------

          (a) In addition, and in consideration of the Purchase Price paid hereunder, each Principal Shareholder agrees that for so long as he owns any shares of Corporation and for a period of one (1) year from the date he no longer owns such shares, each will not, directly or indirectly, own, manage, operate, control or in any way whatsoever become associated with any corporation, partnership or other business entity which is engaged in activities in competition with the Business, anywhere in Japan (the "Covenant Not to Compete").

          (b) The Principal Shareholders realize that, due to the nature of the Business, the geographic boundary of the Covenant Not to Compete is reasonable and necessary to adequately and sufficiently protect each party's investment in the Business.

          (c) Each Principal Shareholder agrees that any breach or threatened breach of the Covenant Not to Compete may give rise to irreparable harm to Corporation and Buyer and, therefore, said Covenant Not to Compete may be specifically enforced by Corporation or Buyer and Corporation or Buyer may, in addition to all other remedies available to it at law or in equity, be entitled as a matter of right to injunctive relief in any court of competent jurisdiction.

          (d) In the event of the breach by any Principal Shareholder of the provisions of this Paragraph 5 the period stated above applicable to such Principal Shareholder shall be extended by the amount of time such Principal Shareholder was in breach of the provisions.

          (e) So long as he owns any shares of Corporation and for the period of one year from the date he no longer owns such shares, each Principal Shareholder agrees not to directly or indirectly employ, solicit, entice away or attempt to employ, solicit or entice away from Corporation, whether or not that person would commit a breach of contract by reason of leaving Corporation, any person who on the date such Principal Shareholder no longer owns shares was an officer, manager, consultant or employee of Corporation.

          (f) So long as he owns any shares of Corporation and for the period of one year from the date he no longer owns such shares, each Principal Shareholder agrees not to directly or indirectly provide services to, solicit, entice away or attempt to provide services to, solicit or entice away from Corporation, any person or entity which on the date such Principal Shareholder no longer owns shares was a client or customer of Corporation, which paid Corporation a fee during the prior 12 months.

          (g) Each of the covenants, obligations and restrictions set out in this Paragraph 5 is separate, severable and independent. If any part of this Paragraph 5 is wholly or partly void, invalid, or otherwise enforceable, that clause or part will be deemed eliminated or modified to the extent necessary to make the balance of this Agreement and that clause or part enforceable.

          (h) Corporation is joining as a party to this Agreement to the extent necessary to be able to join with Buyer in seeking to enforce the provisions of this Paragraph 5.

     6. Representations and Warranties of Corporation and Principal
        -----------------------------------------------------------
Shareholders.
- -------------

         Corporation and Principal Shareholders represent and warrant to Buyer that:

          (a) Authority; Ownership. The authorized capital of Corporation is as set forth on Schedule A hereto. The Stock is the only issued and outstanding shares of Corporation and the Stock has been duly authorized and validly issued and is outstanding as fully paid and not subject to any further liability to the Corporation. There are no outstanding options or agreements under which any person or entity has the right, present or future, to acquire any shares of Corporation's stock or any rights therein, except as set forth on Schedule D attached hereto.

          (b) Corporate Organization; Authority. Corporation is validly constituted in accordance with the Corporation Law of Japan, and is in compliance with the Corporation Law of Japan, in all material respects, and has the power and authority to own and use its assets and to carry on its business as it is now conducted. The execution, delivery and performance of this Agreement will not contravene or violate or constitute a breach of the terms of any Corporation's Articles of Incorporation or any agreement to which it is a party.

          (c) Binding Obligation. This Agreement has been duly executed and delivered by Corporation and Principal Shareholders and constitutes the legal, valid and binding obligations of Corporation and Principal Shareholders in accordance with its terms. The execution, delivery and performance of this Agreement will not conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any contract, instrument, judgment, order, decree, law, rule or regulation applicable to Corporation and Principal Shareholders or by which they are bound.

          (d) Consents. No consent of any party to any contract or arrangement to which the Corporation and any Principal Shareholders are a party or by which any of them is bound or to which Corporation or any Principal Shareholder is subject is required for the execution, consummation or performance of this Agreement. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by the Corporation or Principal Shareholders.

          (e) Litigation. There are no actions, suits, proceedings, orders, investigations, or claims pending or, threatened, against or relating to the Principal Shareholders or Corporation, or that would affect this Agreement, or, if adversely determined, could have a material adverse affect on the Corporation, or the Business, at law or in equity, or before or by any federal, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no reasonable basis for any of the foregoing.

          (f) Taxes. Corporation has properly prepared and duly filed all Tax (hereinafter defined) returns or reports required to be filed by it in a timely manner, and to the best knowledge and belief of Corporation and each Principal Shareholder all such returns and reports properly and accurately reflect the Tax payable by Corporation for the periods covered thereby. Corporation has paid in full when due all Tax payable (including payments required to be made by installment) by Corporation at any time prior to the date of this Agreement and proper provision has been made by the Corporation in its Financial Statements (hereinafter defined) for Tax payable for periods prior to the Effective Date with respect to which Tax returns or reports are not yet required to be filed. There are no agreements, waivers or other arrangements, including for any extension of time, with respect to the filing of any Tax payment of any governmental charge, penalty, interest or fine by Corporation with respect to the issuance of any Tax assessment or reassessment. There are no actions, suits, proceedings, investigations or claims now pending, or to the knowledge of Principal Shareholders threatened or contemplated against Corporation in respect of any Tax, governmental charges, assessments or reassessments or any matters under discussion with any governmental authority relating to any Tax, governmental charges, assessments or reassessments or any claims for additional taxes, governmental charges, assessments or reassessments asserted by any such authority. Corporation has withheld all amounts required by law to be withheld from payments made by it and has remitted such amounts to the appropriate authorities within the times required by law. For the purposes of this Section 6(f), "Tax" means all income, fringe benefits tax, stamp duties, financial institutions duties, capital payroll, sales and use, value added, excise, franchise, goods and services and real property taxes and customs and excise duties, or any fines, penalties or interest in connection with any of the foregoing, whether national or local.

          (g) Books and Records. The books and accounts and other corporate records of Corporation relating to the Business are complete and correct in all material respects, and all material transactions of the Business have been accurately recorded therein in accordance with generally accepted Japanese Accounting Standards, consistently applied.

          (h) Financial Statements. Corporation has delivered to Buyer financial statements of Corporation as of and for the years ended March 31, 2000 (the "Financial Statements"). The Financial Statements fairly and accurately present the financial condition of the Corporation as of the dates thereof and the results of Corporation's operations for the periods described therein, in accordance with applicable generally accepted Japanese Accounting Standards principles, consistently applied. Since April 1, 2000, the Corporation has operated the Business only in the ordinary course; there has been no material and adverse change in the financial condition, results of operation, assets, business operations or liabilities of the Business or Corporation. There are no material liabilities of the Business, or of Corporation, long-term or short-term, contingent or otherwise, as of the Effective Date, which are not set forth in the Financial Statements or otherwise disclosed in this Agreement or the attachments hereto. No material liabilities have been incurred since April 1, 2000 other than in the normal course, except as recorded in the Corporation's books and records.

          (i) No Misrepresentations. No statement made by Corporation or any Principal Shareholder in any representation, warranty or covenant made by Corporation and Principal Shareholders to Buyer in this Agreement, or in any other document furnished by Corporation and Principal Shareholders to Buyers in connection with the transaction contemplated hereby (but not including any forecasts or projections), contains any untrue statement of material fact, or omits to state a material fact required to be stated to make such statement, in light of the circumstances in which such statement was made, not misleading. Any forecasts or projections provided to Buyers are based on assumptions considered reasonable in the industry and/or disclosed to Buyer. Corporation and Principal Shareholders shall have no liability in connection with forecasts or projections unless such forecasts or projections are intentionally and materially inaccurate.

     7. Representations and Warranties of Buyer.
        ----------------------------------------

         Buyer represents and warrants to Corporation, Principal Shareholders and Sellers as follows:

          (a) Organization. Buyer is a corporation organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, United States of America.

          (b) Corporate Action. The execution, delivery and performance of this Agreement are within Buyer's corporate authority and have been duly authorized by proper corporate proceedings of Buyer.

          (c) Validity of Agreement. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes the legal, valid, binding and enforceable obligations of Buyer. The execution and delivery of this Agreement and its consummation do not require the consent or approval of any third party and will not result in any breach, violation or default under Buyer's Articles of Incorporation or By-Laws or of any agreement or decree to which Buyer is a party or to which Buyer is bound.

     8. Conditions to the Obligation of Buyer.
        --------------------------------------

         Buyer's obligation to consummate the transaction contemplated by this Agreement is subject to the satisfaction and fulfillment at or before the date of Closing of each of the following conditions.

          (a) Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Corporation and Principal Shareholders contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. The Corporation and Principal Shareholders shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing Date.

          (b) Receipt of Necessary Consents. All necessary consents or approvals of third parties to any of the transactions contemplated hereby shall have been obtained and delivered to Buyer.

          (c) No Adverse Litigation. There shall not be pending or threatened any third party action or proceeding, not frivolous in nature, by or before any court or other governmental body which shall seek to restrain, prohibit, or invalidate the purchase of the Stock by Buyer or any other transaction contemplated hereby, or which might affect the right of Buyer to own, or control the Stock, and which, in the judgment of Buyer, makes it inadvisable to proceed with the transaction contemplated hereby.

     9. Conditions to Obligation of Corporation and Principal Shareholders.
        -------------------------------------------------------------------

         The obligation of Corporation and Principal Shareholders to consummate the transaction contemplated by this Agreement is subject to the satisfaction and fulfillment at or before the date of Closing of each of the following conditions:

          (a) Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Buyer contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. Buyer shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Buyer shall have delivered to the Corporation a certificate, dated as of the Closing Date and signed by one of the senior officers of Buyer, certifying that such representations and warranties are true and correct and that all such obligations have been performed.

          (b) Deliveries. Buyer shall have delivered to Corporation the following:

               (i) The payments of the Purchase Price due at or prior to Closing as set forth in Section 2 hereof.

               (ii) Certified copies of resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated herein.

     10. Further Assurances; Conduct Pending Closing; Implementation.
         ------------------------------------------------------------

          (a) Further Assurances. At Closing and at all times thereafter, the parties shall, upon the reasonable request of any other party execute all documents, instruments, certifications and further assurances and take all steps reasonably necessary or appropriate to implement, confirm or perfect the transactions provided under this Agreement.

          (b) Conduct Pending Closing. After the date hereof, and until the Closing, the parties hereto will continue the operations of Corporation, without change or interruption, except as agreed to by all the parties hereto.

          (c) Implementation. After the date hereof, and prior to the Closing, the parties will develop those changes to the Articles of Association of Corporation and/or Board Regulations to implement the provisions of this agreement and reflect Buyer's ownership of a majority interest in Corporation.

     11. Shareholders Agreement.
         ----------------------

          Effective January 1, 2001, the Shareholders Agreement shall be deemed terminated and of no further force and effect.

     12. Right of First Refusal.
         -----------------------

         No Shareholder can sell shares in Corporation without first offering the shares to the other Shareholders, to allow each Shareholder to retain or increase its percentage interest in Corporation.

          (a) Bona Fide Offer to Purchase Shares. If any Shareholder at any time during such Shareholder's lifetime or (if not an individual) existence desires to sell all or any of such Shareholder's Shares, such Shareholder (hereinafter sometimes called the "Selling Shareholder") shall first obtain a bona fide written offer which such Shareholder desires to accept (hereinafter called the "Offer") to purchase all or any portion of such Shareholder's Shares for a fixed cash price (which may be payable over time). The Offer shall set forth its date, the proposed price per Share, and the other terms and conditions upon which the purchase is proposed to be made, as well as the name and address of the prospective purchaser. The Selling Shareholder shall transmit copies of the Offer to the other Shareholders within seven (7) days after such Shareholder's receipt of the Offer;

          (b) Options of Offeree Shareholders. For a period of thirty (30) days after such offer by the Selling Shareholder to the Offeree Shareholders, the Offeree Shareholders shall have options, exercisable by written notice to the Selling Shareholder with a copy to each of the other Offeree Shareholders, to accept the Selling Shareholder's Offer as to the Selling Shareholder's Shares that are the subject of the Offer. Each Offeree Shareholder who shall exercise this option shall state in the notice to the Selling Shareholder the maximum number of shares that such Offeree Shareholder is willing to purchase (a "Purchase Commitment"). The Selling Shareholders's Shares shall be allocated to and purchased by the Offeree Shareholders as follows: (i) each Offeree Shareholder shall be allocated the lesser of (X) such Shareholder's proportionate part of the Selling Shareholder's Shares which the number of Shares owned by such Offeree Shareholder bears to the total number of Shares owned by all Offeree Shareholders, or (Y) such Shareholder's Purchase Commitment, and thereafter (ii) the remainder of the Offered Shares shall be allocated among the Offeree Shareholders in proportion to the amounts of their respective Purchase Commitments that were not satisfied (or in such other proportions as the Offeree Shareholders may agree upon among themselves);

          (c) Acceptance of the Bona Fide Offer. If, at the end of the option periods described in Subparagraph 12(b), options have not been exercised by the Offeree Shareholders to purchase all of the Selling Shareholder's Shares, then any exercise of such options shall be null and void and the Selling Shareholder shall be free for a period of forty (40) days thereafter to sell all, but not less than all, of such Selling Shareholder's Shares to the prospective purchaser at the price and upon terms and conditions set forth in the Offer. If such Shares are not so sold within the aforesaid forty-day period, the Selling Shareholder shall not be permitted to sell such Shares without again complying with this Paragraph 12.

     13. Death or Termination of Employment of a Principal Shareholder.
         -------------------------------------------------------------

          (a) Purchase by the Shareholders. Upon the death or Termination of Employment (as hereinafter defined) of a Shareholder employed by Corporation, or who is a paid consultant to Corporation, at any time prior to the successful conclusion of an initial public offer of the common stock of Corporation, the other Shareholders shall have options to purchase from such Shareholder or such Shareholder's personal representatives (a Shareholder who has had a Termination of Employment, or the personal representatives of a deceased Shareholder, is hereinafter called a "Terminated Shareholder") and such Terminated Shareholder shall offer to sell to the other Shareholders all of such Terminated Shareholder's Shares at the price set forth in Paragraph 16; provided, however, in the event of the death of a Principal Shareholder, the personal representative shall have the right to select a date not later than three years from the Principal Shareholder's date of death to make the offer set forth in this Paragraph.

          (b) Options of Offeree Shareholders. For a period of thirty (30) days after such offer by the Terminated Shareholder to the Offeree Shareholders, the Offeree Shareholders shall have options, exercisable by written notice to the Terminated Shareholder with a copy to the other Offeree Shareholders, to accept the Terminated Shareholder's offer as to the Terminated Shareholder's Shares. Each Offeree Shareholder who shall exercise this option shall state in the notice to the Terminated Shareholder the maximum number of shares that such Offeree Shareholder is willing to purchase (a "Purchase Commitment"). The Terminated Shareholder's Shares shall be allocated to and purchased by the Offeree Shareholders as follows: (i) each Offeree Shareholder shall be allocated the lesser of (A) such Shareholder's proportionate part of the Terminated Shareholder's Shares which the number of Shares owned by such Offeree Shareholder bears to the total number of Shares owned by all Offeree Shareholders, or (B) such Shareholder's Purchase Commitment; and thereafter (ii) the remainder of the Offered Shares shall be allocated among the Offeree Shareholders in proportion to the amounts of their respective Purchase Commitments that were not satisfied under this Subparagraph 13(b) (or in such other proportions as the Offeree Shareholders may agree among themselves).

          (c) Right of Terminated Shareholder. If at the end of the option period described in Subparagraph 13(b), options have not been exercised by the Offeree Shareholders to purchase all of the Terminated Shareholder's Shares, then the Terminated Shareholder shall, at such Terminated Shareholder's option, be entitled to withdraw from the sale the Terminated Shareholder's Shares.

          (d) Liquidation of RMC . If RMC adopts a plan of liquidation or otherwise commences a substantial liquidation of its assets out of the ordinary course of business or otherwise ceases to exist, such occurrence shall be the equivalent of the death of an individual Shareholder for purposes of this Agreement, and references to the "personal representatives of the deceased Shareholder" shall be deemed to be references to RMC's last known board of directors or similar governing body.

          (e) Termination of Employment Defined. A Shareholder's Termination of Employment shall be deemed to have occurred at such times as such Shareholder's services to Corporation as a payroll employee or paid consultant of Corporation have terminated, without regard to the reasons for, or circumstances surrounding, such termination of services.

     14. Purchase Price.
         ---------------

         For purposes of any purchase under Paragraph 13, the purchase price per share shall be bases upon a formula of six (6) times the earnings of Corporation before deduction of interest, taxes, depreciation and amortization ("EBITDA"), for the twelve months ending with the end of the month prior to the closing of the sale and purchase of shares hereunder.

     15. Potential Initial Public Offer.
         ------------------------------

          (a) Cooperation. It is acknowledged by the parties that Corporation may, subsequent to the date hereof, wish to make a public placement of its shares, and the parties hereby agree to amend any terms and conditions of this Agreement as and when required so that any terms or conditions of this Agreement will not (a) prevent Corporation from the public placement of its shares; and/or
(b) violate, breach or conflict with (i) any restrictions under the Japanese rules governing public placement of shares, (ii) any terms or conditions which Corporation is required to comply with as a public company under the relevant laws and regulations, and (iii) the rules of the Tokyo Stock Exchange, other stock exchanges, the Securities Dealers Association of Japan or other relevant organizations. Further, in the event of such a public placement of shares, the provisions of Paragraphs 12 and 13 above shall no longer apply.

          (b) Option re IPO. In the event that a public placement of the Corporation's shares becomes possible during the Corporation's fiscal year which begins April 1, 2002, or thereafter, as set forth in a written opinion of a well-recognized underwriter, but the Buyer determines not to proceed with the public placement for any reason, Buyer shall purchase the then outstanding shares of Corporation from the then existing shareholders who exercise this option, at the price calculated by the formula set forth in Paragraph 14 above, and in addition, Corporation or Buyer will pay to the holders of the warrants and options held by shareholders who exercise this right, the amount equivalent to the difference of the price calculated by the formula set forth in Paragraph 14 above and the strike price of warrants and options. To exercise the option set forth in this Paragraph 15(b), a shareholder must give notice to Buyer within sixty (60) days of Buyer's determination not to proceed with a public placement of Corporation's shares.

     16. Indemnification.
         --------------

          (a) Corporation and each Principal Shareholder shall severally indemnify, hold harmless and defend Buyer from and against any and all claims, liabilities, direct losses, damages (but not including consequential damages), costs, and expense, including reasonable counsel fees, (each of the foregoing being referred to herein as a "Loss") incurred or actually sustained by Buyer and not reimbursed by insurance, by reason of any breach by Corporation or Principal Shareholders or inaccuracy of any of the warranties, representations, covenants or agreements made by Corporation or Principal Shareholders in this Agreement; provided, however, each Principal Shareholder shall only be responsible for warranties, representations, covenants or agreements made by such Principal Shareholder and which the Principal Shareholder who is to be responsible for indemnification hereunder knew to be false when made. In the event Buyer is entitled to indemnification hereunder, it may offset any amounts due pursuant to Paragraph 2 above by the amount Buyer is entitled to receive as indemnification.

          (b) Buyer shall indemnify, hold harmless and defend Corporation and Principal Shareholders from and against any Loss incurred or suffered by Corporation or Principal Shareholders, by reason of any breach by Buyer or inaccuracy of any of the warranties, representations, covenants or agreements made by Buyer contained in this Agreement.

          (c) As soon as reasonably practical (but in no event later than twenty days) after receipt by a party hereto (the "Indemnitee") of notice of any Loss, in respect of which the other party may be liable under this Section 16, the Indemnitee shall give notice thereof to the other party obligated to provide indemnification hereunder (the "Indemnifying Party"). The Indemnitee shall permit the Indemnifying Party, at its option and expense, to assume the defense of any such claim by counsel reasonably satisfactory to the Indemnitee and to settle or otherwise dispose of the same, provided that the Indemnitee may at all times, and at its expense, participate in such defense, and provided, further, that the Indemnifying Party shall not, in defense of any such claim, except with the prior written consent of the Indemnitee, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnitee and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages by the Indemnifying Party.

          (d) Failure by an Indemnitee to give prompt notice to an Indemnifying Party specified in Section 16(c) above shall not release, waive or otherwise affect the Indemnifying Party's obligation to indemnify hereunder except to the extent that the Indemnifying Party can demonstrate actual loss and prejudice as a result of such failure.

     17. Survival of Representations.
         ---------------------------

          All representations, warranties and indemnities made by the parties herein and pursuant hereto shall survive the Closing. Any claims brought by the Buyer, Corporation or the Principal Shareholders, as the case may be (whether under a representation or warranty made under this agreement or any indemnity given under this agreement, or otherwise), is subject to and limited as follows:

          (a) the claimant must give written notice to the other parties of the general nature of the claim as soon as is reasonable; provided, however, that failure to give notice shall not limit indemnification except to the extent of any actual damage resulting from the failure to give notice, and

          (b) in any event any written notice must be given on or before the second anniversary of the Closing Date.

     18. Expenses.
         --------

          The parties hereto shall bear their own respective expenses, including legal and accounting fees, incident to the preparation and carrying out of this Agreement. Corporation, Principal Shareholders and Buyer each represent and warrant that none has made any agreement nor taken any action which may cause anyone to become entitled to any commission as a result of the transactions contemplated hereunder.

     19. Miscellaneous.
         -------------

          (a) Notices. All notices, demands and other communications to be made hereunder ("Notice") shall be given in writing and shall be deemed to have been duly given if personally delivered or sent by certified or registered mail, postage prepaid, return receipt requested, or a reputable international courier service, to the other party at the following address (or to such other address as may be given by Notice by any party):

     If to RMC:          Richard J. Pinola, Chairman & Chief Executive Officer
                         Right Management Consultants, Inc.
                         1818 Market Street, 33rd Floor
                         Philadelphia, PA 19103-3614

     If to Corporation or
       Principal Shareholders:         Akifumi Hayashi, Chairman &
                                       Chief Executive Officer
                                       Way Station, Inc.
                                       KY Kojimachi Building
                                       5-4 Kojimachi
                                       Chiyoda-Ku
                                       Tokyo 102-0083 Japan

     Notice shall be deemed effective, if personally delivered, when delivered, and if mailed, at midnight on the fifth business day after deposit in the mail.

          (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

          (c) Governing Law. This Agreement is to be governed, construed and enforced in accordance with the laws of Japan.

          (d) Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

          (e) Entire Agreement. This Agreement and the documents attached as exhibits and schedules hereto, when executed will contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior written and oral negotiations, agreements and writings.

          (f) Modification. This Agreement may be amended, superseded, terminated or extended, and the terms hereof may be waived, only by a written instrument signed by all of the parties or, in the case of a waiver, signed by the party waiving compliance.

          (g) Preservation of Rights. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

          (h) Provisions Severable. The provisions of this Agreement are independent of and severable from each other. No provisions will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any one or more of any of the provisions hereof may be invalid or unenforceable in whole or in part.

          (i) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                       RIGHT MANAGEMENT CONSULTANTS, INC.
(CORPORATE SEAL)

                                       By: /S/ JOSEPH T. SMITH
                                           -------------------
                                           Joseph T. Smith, Vice Chairman

Sworn to and Subscribed before me
this 3rd day of November, 2000


     Notary Public: /S/ DEBRA L. MARTINI
                    --------------------
My Commission Expires: January 19, 2002

                                       WAY STATION, INC.


                                       By: /S/ AKIFUMI HAYASHI
                                           -------------------
                                           Akifumi Hayashi, Chairman and
                                           Chief Executive Officer

                                       PRINCIPAL SHAREHOLDERS:


                                       /S/ KEIICHI IWAO
                                       ----------------
                                       Keiichi Iwao


                                       /S/ AKIFUMI HAYASHI
                                       -------------------
                                       Akifumi Hayashi


                                       /S/ MOTOHIKO UEZUMI
                                       -------------------
                                       Motohiko Uezumi

       WAY STATION, INC. SALE AND STOCK PURCHASE AGREEMENT (NOVEMBER 2000)
       -------------------------------------------------------------------

                                November 3, 2000

                                List of Schedules


     A.       Share Holdings
     B.       Shares to be Sold; Shares Remaining
     C.       Keiichi Iwao's Consulting Arrangements
     D.       Outstanding Warrants and Options

       WAY STATION, INC. SALE AND STOCK PURCHASE AGREEMENT (NOVEMBER 2000)
       -------------------------------------------------------------------
                                November 3, 2000
                                   Schedule A

     Shareholder                                Shares Held      Percentage
     -----------                                -----------      ----------
     Keiichi Iwao                                   910            41.36%
     Akifumi Hayashi                                288            13.09%
     Motohiko Uezumi                                192             8.73%
     Takashi Koyama                                 100             4.55%
     Way Employees Stock Ownership Plan             130             5.91%
     Way's 29 Employees & 8 Advisors                 83             3.77%
     Ichiro Hayashi                                  20              .91%
     Akira Yamaguchi                                 10              .45%
     Teturo Iida                                     12              .55%
     Machi Taniguchi                                  9              .41%
     Takao Sumiyoshi                                  4              .18%
     Yoshitsugu Akase                                 2              .09%
     Right Management Consultants, Inc.             440            20.00%
                                                   -----          -------
     TOTAL                                        2,200           100.00
                                                  =====           ======

       WAY STATION, INC. SALE AND STOCK PURCHASE AGREEMENT (NOVEMBER 2000)
       -------------------------------------------------------------------

                                November 3, 2000

                                   Schedule B

                                                      Shares Remaining
     Shareholder                  Share Transfer         After Sale
     -----------                  ---------------     ----------------

     Keiichi Iwao                       455                 455
     Akifumi Hayashi                    144                 144
     Motohiko Uezumi                     96                  96
                                        ---                 ----
     TOTAL                              695                 695
                                        ===                 ===

       WAY STATION, INC. SALE AND STOCK PURCHASE AGREEMENT (NOVEMBER 2000)
       -------------------------------------------------------------------

                                November 3, 2000
                                   Schedule C

1. RMC management will recommend that the Board of Directors of RMC elect Mr. Iwao to the Board effective February 15, 2001; and that he be nominated for a one year Board position for election by the shareholders at the annual meeting in May 2001. As a Board Member, beginning in May 2001 Mr. Iwao will be entitled to participate in the Directors' Stock Option Plan, which currently provides for options issued each December for 4,500 shares.

2. Mr. Iwao will serve as a non-executive founding director of Way Station, with a principal role of representing Way Station in the Japanese business community. Mr. Iwao will receive from Way Station a retainer of(Y)1,000,000 per month; a car lease with parking; and an office at Way Station. He will provide and personally pay for his own assistant. Mr. Iwao will be reimbursed for reasonable business expenses incurred by him on Way Station's behalf, not to exceed(Y)3,000,000 per year. His assignments with Way Station will be cleared with Akifumi Hayashi, or Mr. Hayashi's successor as Chief Executive Officer of Way Station. The arrangements in this paragraph shall be subject to annual review for each year beginning April 1, 2002.

       WAY STATION, INC. SALE AND STOCK PURCHASE AGREEMENT (NOVEMBER 2000)
       -------------------------------------------------------------------

                                November 3, 2000

                                   Schedule D
                              Outstanding Warrants

                  Keeichi Iwao                    160
                  Akifumi Hayashi                  48
                  Motohiko Uezumi                  32
                  Akira Yamaguchi                  10
                  Teturo Iida                      38
                  V.C.                             32
                  RMC                              80
                                                  ---
                                                  400

        List of Recipients of Stock Option Program as of October 11, 2000
        -----------------------------------------------------------------

                                                      Number of Shares Allocated
         Name                       Title                  Under the Program
         ----                       -----             --------------------------

         Tetsuro Iida               Director                            40
         Akira Yamaguchi            Director                             4
         Machi Taniguchi            Director                             2
         Yukio Sumiyoshi            Director                             2
         Yoshitsugu Akase           Auditor                              2
         Yukio Kaneko               General Manager, Sales Dept.         2
         Hiroshi Aoyama             Chief Counselor                      2
         Kazuko Kokago              Chief Counselor                      2
         Yoshiyuki Yokoi            General Manager, Nagoya Branch       2
         Hisashi Tsujino            General Manager, Fukkuoka Branch     2

                                                                       ---
         TOTAL                                                          60

Notes:

1.   All options are exercisable at(Y)75,000 per share

2.   Options forfeit upon resignation of employment.

3. RMC has the right to acquire additional shares from Way Station upon exercise of any option by any optionholder to maintain its equity position in Way Station.